Exhibit 2

FACE OF SECURITY

REGISTERED	CUSIP:	78009L407
No. ETN-[ ]	ISIN:	US78009L4077

THE ROYAL BANK OF SCOTLAND N.V.
RBS NOTESSM

Fully and Unconditionally Guaranteed by
      RBS Holdings N.V.

RBS Gold TrendpilotTM Exchange Traded Notes

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THE ROYAL BANK OF SCOTLAND N.V.
RBS NOTESSM

Fully and Unconditionally Guaranteed by
      RBS Holdings N.V.

RBS Gold TrendpilotTM Exchange Traded Notes

ORIGINAL ISSUE DATE: February 23, 2011	INITIAL REDEMPTION DATE: February 23, 2011	INTEREST RATE: N/A	MATURITY DATE: February 15, 2041
INTEREST ACCRUAL DATE: N/A	INITIAL REDEMPTION PERCENTAGE: N/A	INTEREST PAYMENT DATES: N/A	OPTIONAL REPAYMENT DATE: N/A
SPECIFIED CURRENCY: U.S. Dollars	ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A	INTEREST PAYMENT PERIOD: N/A	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION: N/A
IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: N/A	REDEMPTION NOTICE PERIOD: N/A	APPLICABILITY OF ANNUAL INTEREST PAYMENTS: N/A	If yes, state issue Price: N/A
EXCHANGE RATE AGENT: N/A	OPTIONAL REDEMPTION DATE: N/A		ORIGINAL YIELD TO MATURITY:
BASE RATE: N/A	SPREAD: N/A	SPREAD MULTIPLIER: N/A	REPORTING SERVICE: N/A
MINIMUM INTEREST: N/A	MAXIMUM INTEREST: N/A

OTHER PROVISIONS:	See below.

This Note shall have the following terms and conditions and those set forth on the reverse of this Note.  Section headings and captions set forth below are for convenience only and shall not affect the construction of this Note.

Index
The “Index” shall mean the RBS Gold Trendpilot Index (USD).  For the purposes of this Note:

(a)   the Index shall be deemed to be “tracking” the “Price of Gold Bullion,” which means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the London Gold P.M. Fixing Price) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on any Trading Day on which the Index Closing Level is determined based in part on the Price of Gold Bullion on such Trading Day. The Price of Gold Bullion is also published on the Bloomberg page “GOLDLNPM”; and

(b)   the Index shall be deemed to be “tracking” the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction, determined based on the 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or any successor page) (the “Cash Rate”) on any Trading Day on which the Index Closing Level is determined based in part on the Cash Rate.

Minimum Denominations	$25.00 and integral multiples thereof.
Stated Principal Amount	The “Stated Principal Amount” is $25.00 per Note.
Current Aggregate Stated Principal Amount

The aggregate stated principal amount of this Note (the “Current Aggregate Stated Principal Amount”) is initially $4,000,000 on the Inception Date.  At any time thereafter, the Current Aggregate Stated Principal Amount of this Note shall be the last amount set forth on Schedule I hereto under the heading “Current Aggregate Stated Principal Amount.”

Notes represented by this Note may be issued after the Original Issue Date, without the consent of the beneficial owners of the Notes then outstanding, upon notice by the Issuer to the Securities Administrator, and any such Notes shall have the same rights and privileges as Notes issued on the Original Issue Date.

Upon receipt of an Issuer Order instructing the Securities Administrator to issue more Notes represented by this Note and delivery of such Notes through The Depository Trust Company (“DTC”) book-entry system, the Securities Administrator shall make notations on Schedule I to evidence such issuance and the new aggregate Stated Principal Amount of Notes represented by this Note; provided, however, that in no event may the aggregate outstanding Stated Principal Amount represented by this Note exceed $500,000,000.

The Issuer may also instruct the Securities Administrator to cancel Notes held by the Issuer that are represented by this Note.  Upon delivery of the Notes to be cancelled through the DTC book-entry system, the Securities Administrator shall make notations on Schedule I to evidence such cancellation and the new aggregate Stated Principal Amount of Notes represented by this Note.

The Securities Administrator may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the aggregate outstanding Stated Principal Amount of Notes represented by this Note, which additional pages shall constitute part of this Note to the same extent as if they had been part of this Note at the initial issuance and authentication hereof.

Interest	This Note does not bear interest.
Maturity Date	The Maturity Date of this Note is February 15, 2041 (the “Maturity Date”), subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.
Payment at Maturity
On the Maturity Date, the Issuer shall pay to the Holder of this Note, for each $25.00 Stated Principal Amount of Notes, an amount of cash equal to the Daily Redemption Value on the Final Valuation Date.

The Calculation Agent shall determine the applicable Daily Redemption Value in the manner set forth opposite the caption “Daily Redemption Value” below.

If the Final Valuation Date and Maturity Date are postponed pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below, the Calculation Agent shall determine the Daily Redemption Value as set forth opposite the caption “Postponement of Valuation Date” below.  In the event that payment at maturity is deferred beyond the original Maturity Date as provided herein, no interest or other amount shall accrue or be payable with respect to such deferred payment.
Repurchase at Holders’ Option
On any Business Day from, and including, the Original Issue Date to, and including, February 7, 2041, a Holder may offer its Note to the Issuer for repurchase.  Notes may be offered for repurchase in integral multiples of $25.00 in aggregate principal amount (each $25.00 Stated Principal Amount, a “Note”).  In order to make any such offer, a Holder must offer at least 20,000 Notes (equivalent to $500,000 in aggregate principal amount) (the “Minimum Repurchase Amount”) to the Issuer for any single repurchase on any Repurchase Date in accordance with the procedures described opposite the caption “Repurchase Procedures” below.

If a Holder offers at least the Minimum Repurchase Amount of Notes to the Issuer for repurchase and fulfills the repurchase procedures set forth opposite the caption “Repurchase Procedures” below, the Issuer shall be obligated to repurchase the Note so offered for repurchase on the applicable Repurchase Date.

The Valuation Date applicable to any repurchase of Notes at the Holder’s option shall be the Trading Day immediately following the Business Day on which the Holder makes, or is deemed to have made, its offer to the Issuer to repurchase its Note.

The “Repurchase Date” shall mean, for any repurchase of Notes at the Holder’s option, the third Business Day immediately following the applicable Valuation Date for such repurchase.

The Valuation Date and Repurchase Date for any repurchase shall be subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Repurchase Procedures
In order to offer Notes to the Issuer for repurchase, a beneficial owner and its broker must follow the following procedures:

(a)   Such beneficial owner must cause its broker to deliver an irrevocable offer for repurchase (a form of which is attached as Annex B hereto), to the Issuer by e-mail at ETNUSCorpActions@rbs.com.  If the completed irrevocable offer for repurchase is received by the Issuer after 4:00 p.m., New York City time, on a Business Day, such beneficial owner shall be deemed to have delivered its offer for repurchase on the following Business Day.

(b)   Such broker must deliver a completed and signed irrevocable confirmation of repurchase (a form of which is attached as Annex C hereto) to the Issuer by facsimile by 5:00 p.m., New York City time, on the same day.  If the completed irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, such beneficial owner shall be deemed to have delivered its confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by such beneficial owner of the Notes, and the other portion must be completed by its broker.  A beneficial owner must offer at least the Minimum Repurchase Amount of this Note for repurchase by the Issuer on any Repurchase Date.  The Issuer must acknowledge receipt from such broker in order for any offer to be effective.

(c)   Such broker must book a delivery versus payment trade with respect to such beneficial owner’s Notes on the applicable Valuation Date at a price per $25.00 Stated Principal Amount of Notes equal to the applicable Daily Redemption Value, facing the Issuer.

(d)   Such broker must cause its DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Any repurchase instructions which the Issuer receives in accordance with the procedures described above shall be irrevocable.

Redemption at Issuer’s Option
Notwithstanding anything to the contrary herein or in the Indenture, the Issuer may, in its sole discretion, redeem the Notes, in whole but not in part, at any time during the period from, and including, the Original Issue Date to, and including, February 13, 2041.

Section 12.02 and 12.03 of the Indenture shall apply to the Notes, other than the first paragraph of such Section 12.02 and except as set forth below.

If the Issuer exercises its right to redeem this Note, it shall deliver an irrevocable redemption notice to DTC (as the Holder of this Note) not less than five Business Days prior to the applicable Redemption Date.  The Issuer shall also give the Trustee and the Securities Administrator a copy of the irrevocable redemption notice at the same time that it delivers such notice to DTC, and the Issuer shall not be required to deliver the Officers’ Certificate specified in Section 12.02 of the Indenture.  The last day on which the Issuer can deliver a redemption notice is February 6, 2041.

The Valuation Date applicable to any redemption of Notes at the Issuer’s option shall be the Trading Day immediately following the Business Day on which the Issuer delivers a redemption notice to DTC (as Holder of this Note).

The “Redemption Date” shall mean, for any redemption of Notes at the Issuer’s option, the date so specified in the relevant redemption notice (which date shall not be less than five Business Days nor more than ten Business Days after the date of the relevant redemption notice).

The Valuation Date and Redemption Date for any redemption shall be subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Payment Upon Repurchase or Redemption

If any Note is repurchased at the Holder’s option or if the Issuer elects to redeem the Notes in accordance with the procedures set forth opposite the captions “Repurchase at Holder’s Option” or “Redemption at Issuer’s Option” above, as the case may be, on the Repurchase Date or Redemption Date, as the case may be, the Issuer shall pay to the Holder, for each $25.00 Stated Principal Amount of the Notes to be repurchased or redeemed, an amount of cash equal to the Daily Redemption Value on the applicable Valuation Date.

The Calculation Agent shall determine the applicable Daily Redemption Value in the manner set forth opposite the caption “Daily Redemption Value” below.

If the Valuation Date and, therefore, the Repurchase Date or Redemption Date, as the case may be, for any repurchase or redemption of Notes is postponed pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below, the Calculation Agent shall determine the Daily Redemption Value as set forth opposite the caption “Postponement of Valuation Date” below.  In the event that payment upon repurchase or redemption is deferred beyond the original Repurchase Date or Redemption Date, as the case may be, as provided herein, no interest or other amount shall accrue or be payable with respect to such deferred payment.

Any Notes repurchased by the Issuer at a Holder’s option or redeemed by the Issuer at its option shall be delivered by the Issuer to the Securities Administrator and cancelled by the Securities Administrator on the relevant Repurchase Date or Redemption Date, as the case may be.

Daily Redemption Value
The initial Daily Redemption Value on the Inception Date is equal to $25.00 for each $25.00 Stated Principal Amount of Notes.  For any Valuation Date thereafter, the “Daily Redemption Value” for each $25.00 Stated Principal Amount of Notes shall be equal to:

(a)  the Daily Redemption Value on the immediately preceding Valuation Date; multiplied by

(b)  the Index Factor on such Valuation Date; multiplied by

(c)  the Fee Factor on such Valuation Date.

“Index Factor” means, for any Valuation Date, the Index Closing Level on such Valuation Date, divided by the Index Closing Level on the immediately preceding Valuation Date.

“Index Closing Level” means, for any Valuation Date, the official closing level of the Index with respect to such Valuation Date reported on Bloomberg page “TPGLDUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such Valuation Date as published or otherwise made publicly available by the Royal Bank of Scotland plc (the “Index Sponsor”) or Standard & Poor’s Financial Services LLC (the “Index Calculation Agent”), in each case as determined by the Calculation Agent, subject to the provisions set forth opposite the captions “Postponement of Valuation Date” and “Discontinuation or Modification of the Index” below.

“Fee Factor” means, for any Valuation Date, one minus the Investor Fee for such Valuation Date.
“Investor Fee” means, for any Valuation Date, the product of (a) the Annual Investor Fee for such Valuation Date and (b) the Day-Count Fraction for such Valuation Date.
“Annual Investor Fee” means, for any Valuation Date, (a) 1.00% per annum when the Index is tracking the Price of Gold Bullion and (b) 0.50% per annum when the Index is tracking the Cash Rate.
“Day-Count Fraction” means, for any Valuation Date, the number of days from, but excluding, the immediately preceding Valuation Date to, and including, the applicable Valuation Date, divided by 365.
Inception Date	February 17, 2011
Final Valuation Date	The “Final Valuation Date” shall be February 12, 2041, subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.
Valuation Date
A “Valuation Date” shall be each Business Day from, and including, the Inception Date to, and including, the Final Valuation Date, subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Business Day
A “Business Day” shall be any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Trading Day	A “Trading Day” shall be a day on which (a) trading is generally conducted on NYSE Arca, Inc. and the Relevant

Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the Calculation Agent.
Relevant Exchange
The “Relevant Exchange” means (a) when the Index is tracking the Price of Gold Bullion, the exchange or trading market or association that serves as the primary source of prices for gold or the primary exchange where options or futures contracts on gold are traded, as determined by the Calculation Agent; and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, as determined by the Calculation Agent.

Market Disruption Event
A “Market Disruption Event” means the occurrence of any one of the following, as determined by the Calculation Agent:

(a)       any suspension or absence of, or material limitation imposed on, trading by the Relevant Exchange;

(b)       any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the Index is tracking the Price of Gold Bullion, gold or futures or options contracts on gold, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts on 3-month U.S. Treasury bills, on the Relevant Exchange therefor, on any other exchange; or

(c)       the closure on any Trading Day of the Relevant Exchange for (i) when the Index is tracking the Price of Gold Bullion, gold or futures or options contracts on gold, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts on 3-month U.S. Treasury bills, prior to its scheduled closing time unless such earlier closing time is announced by such Relevant Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such Relevant Exchange on such Trading Day and (B) the submission deadline for orders to be entered into such Relevant Exchange for execution on such Trading Day.

For purposes of determining whether a Market Disruption Event has occurred:

(a)   a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange;

(b)   a decision permanently to discontinue trading in the relevant futures or options contract shall not constitute a Market Disruption Event;

(c)   a suspension of trading in futures or options contracts on gold or the 3-month U.S. Treasury bills by the primary exchange where such contracts are traded by reason of (i) a price change exceeding limits set by such exchange, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension or absence or material limitation of trading in futures or options contracts on gold or 3-month U.S. Treasury bills; and

(d)   a suspension or absence or material limitation of trading on any Relevant Exchange or on the primary exchange on which futures or options contracts related to gold or 3-month U.S. Treasury bills are traded shall not include any time when such exchange is itself closed for trading under ordinary circumstances.

Postponement of Valuation Date
If any Valuation Date is not a Trading Day, or if a Market Disruption Event exists on any such Valuation Date, the Valuation Date shall be postponed to the next succeeding Trading Day on which a Market Disruption Event does not exist.  However, in no event shall a Valuation Date be postponed more than five Business Days.

If a Valuation Date has been postponed for five Business Days and such fifth Business Day is not a Trading Day or a Market Disruption Event exists on such fifth Business Day, the Calculation Agent shall determine the Index Closing Level for such Valuation Date on such fifth Business Day in accordance with the formula for calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event or non-Trading Day, using the Price of Gold Bullion on such Index Business Day and/or the Cash Rate (or, if trading in gold has been materially suspended or materially limited, its good faith estimate of the Price of Gold Bullion that would have prevailed but for such suspension or limitation) on such fifth Business Day of the Price of Gold Bullion.

If a Valuation Date is postponed, any corresponding

Repurchase Date or Redemption Date or, in the case of the Final Valuation Date, the Maturity Date, shall also be postponed to the third Business Day immediately following the applicable Valuation Date or Final Valuation Date, as the case may be, as postponed.

No interest or other payment shall be payable as a result of such postponement of any Valuation Date, Repurchase Date, Redemption Date or the Maturity Date.

All determinations and adjustments to be made by the Calculation Agent with respect to the Daily Redemption Value and the amount payable upon repurchase or redemption or at maturity may be made by the Calculation Agent in its sole discretion.

Default Amount on Acceleration
For the purpose of determining whether the Holders of the Issuer’s RBS NotesSM, of which the Notes are a part, are entitled to take any action under the Indenture, the Current Aggregate Stated Principal Amount of this Note shall be treated as the principal amount of the Notes evidenced by this Note.  Although the terms of the Notes may differ from those of the other RBS NotesSM, Holders of specified percentages in principal amount of all RBS NotesSM shall be able to take action affecting all the RBS NotesSM, including the Notes.  This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM (in accordance with Section 5.01 of the Indenture) after a default or waiving some of the Issuer’s obligations under the Indenture.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each $25.00 Stated Principal Amount of Notes upon any acceleration of the Notes shall be determined by the Calculation Agent, and shall be equal to the Daily Redemption Value calculated as if the date of acceleration were the applicable Valuation Date.

If the maturity of the Notes is accelerated because of an Event of Default as described above, the Issuer shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its Delaware office, and to the Securities Administrator at its New York office, on which notice the Trustee and the Securities Administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the Notes, if any, as promptly as possible and in no event later than two Business Days after the date of acceleration.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level shall be determined by reference to the value of such Successor Index or market for such Successor Index.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Issuer, the Trustee, the Securities Administrator and DTC as the Holder of the

Notes within three Trading Days of such selection.

If the Index Sponsor discontinues publication of the Index and the Calculation Agent determines that no Successor Index is available with respect to the Index at such time, then the Calculation Agent shall determine the Index Closing Level as follows.  The Index Closing Level shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Price of Gold Bullion as determined by the Index Calculation Agent (or, if the Price of Gold Bullion is not available, its good faith estimate of the Price of Gold Bullion in accordance with the formula for and/or method of determining the Price of Gold Bullion last in effect prior to such discontinuance) and the Cash Rate.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent shall, at the close of business in New York City on the next Valuation Date, make such calculations and adjustments to the terms of the Notes as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each Valuation Date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the Index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

No Additional Amount
Notwithstanding anything to the contrary herein or in the Indenture, no Additional Amounts shall be payable with respect to any payment under this Note, and Sections 3.07 and 13.02 of the Indenture shall not be applicable to this Note.

No Par Tax Redemption	Section 12.06 of the Indenture shall not be applicable to this Note.

Calculation Agent
RBS Securities Inc. (“RBSSI”) shall serve as the calculation agent with respect to this Note (the “Calculation Agent”).  The Calculation Agent shall, in its reasonable discretion, make all determinations regarding the value of the Notes, including at maturity or upon early repurchase or redemption by the Issuer, Market Disruption Events, Business Days, Trading Days, the Daily Redemption Value, the Maturity Date, Valuation Dates, Repurchase Dates, the amount payable in respect of Notes at maturity or upon early repurchase or redemption by the Issuer, and any other calculations or determinations to be made by the Calculation Agent as specified herein.  All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders and the Issuer.

The Royal Bank of Scotland N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, an amount in cash, as determined in accordance with the provisions set forth under “Payment at Maturity” above, due with respect to the Current Aggregate Stated Principal Amount specified on Schedule I hereto on the Maturity Date specified above (except to the extent previously redeemed or repurchased) and to pay interest thereon, if applicable, at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

If the face hereof indicates that this Note bears interest, interest on this Note will accrue, if applicable, from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a “Record Date”); provided, however, that interest payable at maturity (or any redemption, repayment or repurchase date) will be payable to the person to whom the principal hereof shall be payable.

Except to the extent otherwise specified above, payment of the principal of this Note, any premium and any interest due at maturity (or any redemption, repayment or repurchase date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer or the Guarantor may determine, in U.S. dollars.  U.S. dollar payments of any interest, other than interest due at maturity or on any date of redemption, repayment or repurchase, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.  A Holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption, repayment or repurchase, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

Except to the extent otherwise specified above, all payments of principal of and premium, if any, interest, if any, and any other amounts on, or in respect of, this Note shall be made by the Issuer without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, or the jurisdiction of residence or incorporation of any successor to the Issuer, or any political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction).  If a withholding or deduction at source is required, the Issuer shall, subject to certain limitations and exceptions set forth below and except to the extent otherwise specified above, pay to the Holder of this Note such additional amounts (the “Additional Amounts”) as may be necessary so that every net payment of principal, premium, if any, interest, if any, or any other amount made on this Note, after such withholding or deduction, shall not be less than the amount provided for in this Note to be then due and payable; provided, however, that the Issuer shall not be required to make payment of such additional amounts for or on account of:

(a)      any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between the Holder of this Note (or between a fiduciary, settlor, beneficiary, member or shareholder, if such Holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the Holder of this Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)      any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)      any tax assessment or other governmental charge that is payable otherwise than by withholding from payments on or with respect to this Note;

(d)      any tax assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN council meeting of November 26 – 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

(e)      any tax assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest, if any, on this Note, to the extent that such payment can be made without such withholding by presentation of this Note to any other paying agent;

(f)      any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder of this Note or the beneficial owner of this Note to comply with any reasonable request by the Issuer addressed to the Holder of this Note or, if different, the direct nominee of a beneficiary of the payment, within 90 days of such request (A) to provide information or certification concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(g)      any combination of items (a), (b), (c), (d), (e) and (f);

nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest, if any, or any other amounts on, this Note to any Holder of this Note who is a fiduciary, a partnership or any other Person, other than the sole beneficial owner of this Note to the extent such payment would be required by the laws of the relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of this Note.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior  to the Maturity Date or any redemption, repayment or repurchase date, as the case may be; provided that, if payment of any interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and any interest due at maturity (or on any redemption, repayment or repurchase date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the Holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent in writing, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption, repayment or repurchase date, as the case may be.  Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of any interest, or at least ten days prior to the Maturity Date or any redemption, repayment or repurchase date, for payments of principal, as the case may be.

If the Holder elects to receive all or a portion of payments of principal of and any premium and any interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars.  In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract.  If such bid quotations are not available, such payment will be made in the Specified Currency.  All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

The due and punctual payment by the Issuer of the principal of and any interest on, and any Additional Amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Securities Administrator referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

THE ROYAL BANK OF SCOTLAND N.V.
Dated:	[ ]	By:
Name:
Title:

By:
Name:
Title:

SECURITIES ADMINISTRATOR’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

CITIBANK, N.A.,

not in its individual capacity but solely as Authenticating Agent

By:  _____________________________
Authorized Officer

[Signature page to Note]

REVERSE OF SECURITY

This Note is one of a duly authorized issue of a sub-series of RBS NotesSM designated as “RBS Gold TrendpilotTM Exchange Traded Notes” (the “Notes”) of the Issuer and fully and unconditionally guaranteed by RBS Holdings N.V. (the “Guarantor”, which term includes any successor guarantor under the Indenture). The Notes are issuable under an Indenture, dated as of September 15, 2006, between the Issuer, the Guarantor, Wilmington Trust Company, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) and Citibank, N.A., as Securities Administrator (the “Securities Administrator”, which term includes any successor securities administrator under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer,  the Trustee, the Securities Administrator, the Guarantor and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed Citibank, N.A. at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment or repurchase at the option of the Holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with any interest accrued and unpaid hereon to the date of redemption.  If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with any interest accrued and unpaid hereon to the date of redemption.  Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture.  In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein.  On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with any interest accrued and unpaid hereon to the date of repayment.  For this Note to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” attached as Annex A hereto  duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” attached as Annex A hereto duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day.  Exercise of such repayment option by the Holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If the face hereof indicates that this Note bears interest, then interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption, repayment or repurchase date), as the case may be.  Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where any Interest Payment Date or the Maturity Date (or any redemption, repayment or repurchase date) does not fall on a Business Day, payment of interest, if any, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption, repayment or repurchase date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption, repayment or repurchase date) to such next succeeding Business Day.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

The due and punctual payment by the Issuer of the principal of and, if applicable, interest on, and any additional amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.  If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law and unless otherwise stated above, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Securities Administrator has been appointed registrar for the Notes, and the Securities Administrator will maintain at its office in The City of New York a register for the registration and transfer of Notes.  This Note may be transferred at the aforesaid office of the Securities Administrator by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Securities Administrator shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Securities Administrator will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes.  Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Securities Administrator, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Securities Administrator, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest, if any, on, any series of debt securities issued under the Indenture, including the series of RBS NotesSM of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture, other than a covenant for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and any interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture, other than a covenant or agreement for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer or the Guarantor, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and any interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest, if any, on such debt securities) by the Holders of a majority in principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration,” then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of Securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of Securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

The Indenture permits the Issuer, the Trustee, the Securities Administrator and the Guarantor, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer, the Trustee, the Securities Administrator and the Guarantor may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption, repayment or repurchase thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any Holder to institute suit for the payment thereof without the consent of the Holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest, if any, on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer or the Guarantor, as the case may be, for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Guarantor, as the case may be, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer or the Guarantor, as the case may be, will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer or the Guarantor, as the case may be, may at its option (or shall, if so required by applicable law) without the consent of the Holder of this Note effect the payment of principal of, premium, if any, or interest, if any, on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the “EC”), as amended by the treaty on European Union (as so amended, the “Treaty”).  Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  If such Market Exchange Rate is not then available the Issuer or the Guarantor, as the case may be, or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those Holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer or the Guarantor, as the case may be.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent,” if any, shall be indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or the Guarantor or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes and coupons.

So long as this Note shall be outstanding, each of the Issuer and the Guarantor shall cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest, if any, on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.  The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide.  So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Trustee and the Securities Administrator advised of the names and locations of such agencies, if any are so designated.

Any monies deposited with or paid to the Trustee or the Securities Administrator for the payment of the principal of or interest on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer or the Guarantor and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer or the Guarantor by the Trustee or the Securities Administrator or any paying agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Guarantor for any payment which such Holder may be entitled to collect, and all liability of the Trustee and the Securities Administrator or any paying agent with respect to such monies shall thereupon cease; provided, however, that the Trustee, the Securities Administrator or such paying agent, before being required to make any such repayment with respect to monies deposited with it for any payment shall at the expense of the Issuer or the Guarantor, mail by first-class mail to Holders of such Notes at their addresses as they shall appear on the Security register.

No provision of this Note or of the Indenture shall alter or impair the obligation the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer or the Guarantor, as the case may be, and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Securities Administrator and the Guarantor and any agent of the Issuer, the Trustee, the Securities Administrator or the Guarantor may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Securities Administrator, the Guarantor or any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder (except in a stockholder’s capacity as Guarantor), officer or director, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders hereof and as part of the consideration for the issue of the Notes.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT B_______________________ Custodian ___________________
(Minor)                                                       (Cust)
Under Uniform Gifts to Minors Act _______________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE I

CURRENT AGGREGATE STATED PRINCIPAL AMOUNT

The “Current Aggregate Stated Principal Amount” indicated below shall not exceed $500,000,000.

Date	Number of Notes in Denominations of $25.00 Stated Principal Amount	Stated Principal Amount of this Note Issued	Stated Principal Amount of this Note Cancelled	Current Aggregate Stated Principal Amount	Initials of Securities Administrator Officer

Sch-1

ANNEX A

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:  _________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:  ________________________

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

A-1

ANNEX B

FORM OF OFFER FOR REPURCHASE

To:	ETNUSCorpActions@rbs.com
Subject:	RBS Gold Trendpilot Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland N.V. repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated _________________________.

Name of holder:	[_____]
Number of ETNs to be repurchased:	[_____]*
Applicable valuation date:	[_____]**
Contact name:	[_____]
Telephone No.:	[_____]

Acknowledgement:

I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*        The minimum repurchase amount is 20,000 ETNs.
**        Subject to adjustment as described in the pricing supplement.

B-1

ANNEX C

FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland N.V. (“RBS NV”)
Fax: 1-203-873-3292

Re:  RBS Gold Trendpilot Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS NV the right to repurchase the ETNs, as described in the Pricing Supplement dated _________________________ relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  You must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS NV]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*        Subject to adjustment as described in the Pricing Supplement.

C-1

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS NV, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS NV, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS NV as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS NV will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS NV BY 5:00 p.m., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

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PART B: TO BE COMPLETED BY BROKER
BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland N.V. (“RBS NV”)
Fax: 1-203-873-3292

Re:  RBS Gold Trendpilot Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009L407 / US78009L4077

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS NV for repurchase, on the repurchase date of ________ ,* with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated _________________________ relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of ________ ,* with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing The Royal Bank of Scotland N.V., DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Aggregate stated principal amount of ETNs offered for repurchase (You must offer at least the applicable minimum repurchase amount for repurchase at one time for your offer to be valid.  The minimum repurchase amount will be equal to $500,000 stated principal amount of ETNs (equivalent to 20,000 ETNs).  In either case, the trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.):

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

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